CHEMFAB CORPORATION
                                    AMENDMENT
                                       TO
                  1986 AND/OR 1991 STOCK OPTION PLAN AGREEMENTS


         This AMENDMENT, dated as of April 28, 1994 (this "Amendment"), is between Chemfab Corporation, a Delaware corporation (the "Company"), and (the "Optionee").

         WHEREAS, the Optionee and the Company are parties to one or more 1986 Stock Option Plan Agreements and/or one or more 1991 Stock Option Plan Agreements (as heretofore amended, the "Option Agreements"), which evidence the terms of one or more nonstatutory stock options granted by the Company to the Optionee (the "Options"), exercisable (now or in the future) for an aggregate of _____ shares of the Company's common stock, par value $.10 per share ("Common Stock");

         WHEREAS, the Optionee and the Company desire to amend and modify the terms of some or all of the Option Agreements as set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Amendment and Modification. To the extent the terms of the Option Agreements as now in effect (including without limitation any vesting schedule set forth therein) may be inconsistent with the following, the Option Agreements are hereby amended and modified to provide that, in the event that, prior to the expiration or other termination of the Option under any of the Option Agreements, substantially all of the outstanding voting stock or substantially all of the assets of the Company is or are acquired by any person or group of persons, or the Company is party to a merger or consolidation of which the Company is not in economic substance the predominant surviving entity, such Options shall, to the extent not then exercisable in full, become exercisable in full on the day one day before the day of such acquisition, merger or consolidation.

         2. Ratification. Except to the extent amended and modified by this Amendment, all of the terms, provisions and conditions of each of the Option Agreements are hereby ratified and confirmed and shall remain in full force and effect.

         3. Entire Agreement. The Option Agreements and this Amendment contain the entire agreement among the parties with respect to the subject matter thereof and hereof.

         4. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

                               CHEMFAB CORPORATION



                                                  By:
                                                  Name:
                                                  Title:




                                                 -------------------------------
                                                 Optionee